Exhibit 5.1

Honigman Miller Schwartz and Cohn LLP	(313) 465-7000
Attorneys and Counselors	Fax: (313) 465-8000

September 19, 2018

Conifer Holdings, Inc.

550 West Merrill Street, Suite 200

Birmingham, Michigan 48009

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Conifer Holdings, Inc., a Michigan corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-1 (Registration No. 333-226778) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on August 10, 2018, and each amendment thereto, and the Registration Statement on Form S-1 filed by the Company with the Commission on September 19, 2018 pursuant to Rule 462(b) (collectively, the “Registration Statement”), and the prospectus included in the Registration Statement. The Registration Statement relates to the proposed issuance and sale by the Company of up to $25,300,000 aggregate principal amount of senior unsecured notes (the “Notes”). We understand that the Notes are to be sold in the manner set forth in an underwriting agreement among the Company and the Underwriters named therein (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In so acting, we have reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, (ii) authorizing board resolutions of the Company with respect to the issuance of the Notes, (iii) the form of indenture (the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee, which has been filed as Exhibit 4.2 to the Registration Statement; (iv) the form of first supplemental indenture (the “Supplemental Indenture”) between the Company and Wilmington Trust, National Association, as trustee, which has been filed as Exhibit 4.3 to the Registration Statement, (v) the form of the Underwriting Agreement, (vi) the Registration Statement, (vii) the form of the Notes, which has been filed as Exhibit 4.4 to the Registration Statement, and (viii) the T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee, which has been filed as Exhibit 25.1 to the Registration Statement. We have also examined such other certificates, documents and records and have considered such matters of law and of fact, and relied upon such certificates and other information furnished to us as we have deemed appropriate as a basis for our opinion set forth below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently sought to verify such matters.

2290 First National Building · 660 Woodward Avenue · Detroit, Michigan 48226-3506

Detroit · Ann Arbor · Bloomfield Hills · Chicago Grand Rapids · Kalamazoo · Lansing

Conifer Holdings, Inc.

September 19, 2018

Based upon the foregoing, and subject to the qualifications set forth in this opinion letter, it is our opinion that when (i) the Registration Statement has become effective under the Securities Act, (ii) the Indenture and the Supplemental Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Notes have been sold in the manner set forth in the Underwriting Agreement, and (iv) the Notes have been duly executed, authenticated, issued and delivered by the Company and the Trustee in accordance with the terms of the Indenture and the Supplemental Indenture, the Notes will constitute valid and binding obligations of the Company, except as limited by applicable bankruptcy, fraudulent conveyance, fraudulent transfer, voidable transactions, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding at law or in equity), and to limitations on availability of equitable relief, including specific performance.

The law covered by the opinions expressed in this opinion letter is limited to the laws of the States of Michigan and New York, and the federal laws of the United States of America. We have further assumed that at and prior to the authentication and delivery of the Notes, (i) the Company’s authorization of the Underwriting Agreement, and the form thereof, will not have been modified or rescinded, and there will not have occurred any change in law affecting the enforceability of the Underwriting Agreement, (ii) the Company’s authorization of the Notes, and the form thereof, will not have been modified or rescinded, and there will not have occurred any change in law affecting the Notes, including their authorization, authentication, execution, delivery, or validity, and (iii) the Indenture and the Supplemental Indenture will be in full force and effect and the form thereof will not have been modified or rescinded, and there will not have occurred any change in law affecting the enforceability of the Indenture and the Supplemental Indenture.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ HONIGMAN MILLER SCHWARTZ AND COHN LLP

DJK/NHB/EJB/REW

2290 First National Building · 660 Woodward Avenue · Detroit, Michigan 48226-3506

Detroit · Ann Arbor · Bloomfield Hills · Chicago Grand Rapids · Kalamazoo · Lansing